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                                                                   EXHIBIT 23.2




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 16, 1996 included in this Form 8-K. It should be noted that we have not audited any financial statements of Southwestern Offshore Corporation subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.





/s/    Arthur Andersen LLP



Houston, Texas
June 3, 1996